Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q2 FY2008 (All amounts in millions, except ASPs and headcount)

	Q2 FY07	Q3 FY07	Q4 FY07	Q1 FY08	Q2 FY08

HARD DRIVE UNITS:	24.5	24.5	24.9	29.4	34.2
REVENUE[1]:	$1,428	$1,410	$1,367	$1,766	$2,204
HARD DRIVE AVERAGE SELLING PRICE:	$58	$58	$55	$59	$61
GROSS MARGIN %:	17.9%	15.8%	15.0%	18.3%	23.3%

REVENUE BY CHANNEL (HDD ONLY):
OEM	46%	47%	47%	50%	48%
DISTRIBUTORS	37%	34%	36%	31%	34%
RETAIL	17%	19%	17%	19%	18%

REVENUE BY GEOGRAPHY (HDD ONLY):
AMERICAS	38%	36%	40%	34%	32%
EUROPE	32%	29%	26%	33%	32%
ASIA	30%	35%	34%	33%	36%

REVENUE CONCENTRATION (HDD ONLY):
10 LARGEST CUSTOMERS	49%	46%	48%	46%	47%

WORLDWIDE HEADCOUNT:	27,055	27,277	29,572	41,263	42,534

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS	$184	$164	$154	$219	$519
CAPITAL EXPENDITURES	$110	$70	$85	$163	$169
DEPRECIATION AND AMORTIZATION	$50	$55	$61	$78	$111
DAYS SALES OUTSTANDING	43	46	46	51	45

INVENTORY METRICS:
RAW MATERIALS	$17	$12	$12	$165	$171
WORK IN PROCESS	90	86	94	145	131
FINISHED GOODS	158	145	153	151	157

TOTAL INVENTORY, NET	$265	$243	$259	$461	$459
INVENTORY TURNS	18	20	18	13	15

[1]	Revenue includes external sales of media and substrates of $40 million in Q1’08 and $120 million in Q2’08.